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EXHIBIT (99.3b)
ITEM 7 (b.2)

PRO FORMA CONDENSED COMBINED
STATEMENT OF FINANCIAL POSITION (UNAUDITED)
JANUARY 27, 2001
(IN THOUSANDS)

	HISTORICAL HORMEL	HISTORICAL TURKEY STORE		PRO FORMA ADJUSTMENTS			PRO FORMA STATEMENTS
ASSETS
Current Assets
Cash and cash equivalents	$138,585	$			$(58,829	) (a)	$79,756
Accounts receivable	256,791		20,758				277,549
Inventories	277,120		40,069				317,189
Prepaid expenses and other	46,444		12,368				58,812

Total Current Assets	718,940		73,195		(58,829)		733,306
Deferred Income Taxes	59,766						59,766
Intangibles	93,819				235,432	(a)	329,251
Investments in Receivables from Affiliates	152,468		893				153,361
Other Assets	85,042						85,042
Property, Plant and Equipment (Net)	550,088		77,666		70,758	(a)	698,512

TOTAL ASSETS	$1,660,123		$151,754		$247,361		$2,059,238

Liabilities and Shareholders' Investment
Current Liabilities
Accounts payable	$140,012		$17,523	$			$157,535
Accrued expenses	30,086		5,953				36,039
Accrued marketing expenses	44,362						44,362
Employee compensation	39,480						39,480
Other current liabilities	42,881				10,856	(a)	53,737
Short Term Debt					300,000	(a)	300,000
Current maturities of long-term debt	39,608						39,608

TOTAL CURRENT LIABILITIES	336,429		23,476		310,856		670,761
Long-term Debt—less current maturities	147,274						147,274
Accumulated Post-retirement Benefit Obligation	252,770						252,770
Deferred Income Taxes and Other Liabilities			10,511		54,272	(a)	64,783
Other Long-term Liabilities	27,405						27,405
Shareholders' Investment
Common stock	8,120		131		(131	) (a)	8,120
Accumulated other comprehensive loss	(26,250)						(26,250)
Additional Paid in Capital			10,280		(10,280	) (a)
Retained earnings	914,675		107,356		(107,356	) (a)	914,675
Shares held in treasury	(300)						(300)

Total Shareholders' Investment	896,245		117,767		(117,767)		896,245

TOTAL LIABILITIES AND SHAREHOLDERS' INVESTMENT	$1,660,123		$151,754		$247,361		$2,059,238

See notes to unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED
STATEMENTS OF OPERATIONS (UNAUDITED)
QUARTER ENDED JANUARY 27, 2001
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	HISTORICAL HORMEL	HISTORICAL TURKEY STORE	PRO FORMA ADJUSTMENTS			PRO FORMA STATEMENTS
Sales, less returns and allowances	$947,493	$77,681	$			$1,025,174
Cost of products sold	680,478	50,271				730,749

GROSS PROFIT	267,015	27,410				294,425
Expenses:
Selling and delivery	98,847	7,526				106,373
Marketing	83,694	6,157				89,851
Administrative and general	18,879	10,007		3,960	(b)	32,846

OPERATING INCOME	65,595	3,720		(3,960)		65,355
Other income and expense:
Interest income	3,583	277				3,860
Interest expense	(3,171)			(5,438	) (c)	(8,609)
Other	(860)					(860)

EARNINGS BEFORE INCOME TAXES	65,147	3,997		(9,398)		59,746
Provisions for income taxes	(23,615)	(1,538)		2,873	(d)	(22,280)

NET EARNINGS	$41,532	$2,459		$(6,525)		$37,466

NET EARNINGS PER SHARE (BASIC)	$0.30					$0.27

NET EARNINGS PER SHARE (DILUTED)	$0.30					$0.27

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Quarter ended January 27, 2001

  (a)
  Record the amount of consideration paid including debt borrowings of $300,000, cash of $58,829 (including adjustment for working capital changes), transaction related costs of $6,256 and liability for severance of $4,600

Cash	$(58,829)
Other current liabilities	(10,856)
Short-term debt	(300,000)

    Record estimated fair value adjustments to the assets acquired including write-ups to land of $4,441, buildings of $27,940 and machinery and equipment of $38,377

Property, plant and equipment	70,758

    Record estimated value of identified intangible assets including $55,000 for The Turkey Store brand and $18,000 for acquired workforce

Intangible assets	73,000

    Record the deferred tax liability on the identified intangible assets and other asset write-ups except land (39% of $139,317) and the deferred tax asset on the severance accrual (39% of $4,600)

Deferred income taxes and other liabilities	(54,272)

    Eliminate existing shareholders' investment recorded on The Turkey Store that represents the book value of net assets acquired

Common stock	131
Additional paid-in capital	10,280
Retained earnings	107,356

    Record excess of purchase price over fair value of net assets acquired

Intangibles assets	162,432
  (b)
  Record depreciation on the write-up in fair value of buildings over 30 years and machinery and equipment over 7 years resulting in additional annual depreciation expense of $931 and $5,482, respectively

Administrative and general	1,603

    Record amortization on The Turkey Store brand and goodwill over 20 years and workforce over 10 years resulting in additional annual amortization expense of $2,750, $8,122 and $1,800, respectively

Administrative and general	3,168

    Eliminate $811 for contribution to the ESOP which was an adjustment resulting from a condition to closing the purchase of The Turkey Store

Administrative and general	(811)
  (c)
  Record interest expense at an estimated interest rate of 7.25% on the short-term debt used to partially fund the acquisition

Interest expense	(5,438)
  (d)
  Record the incremental tax impact of the unaudited pro forma adjustments using a statutory tax rate of 39% on the pre-tax adjustments with no deductibility reflected for the goodwill amortization (39% of $7,367)

Provision for income taxes	2,873

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  EXHIBIT (99.3b) ITEM 7 (b.2)
PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION (UNAUDITED) JANUARY 27, 2001 (IN THOUSANDS)
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED) QUARTER ENDED JANUARY 27, 2001 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS